As filed with the Securities and Exchange Commission on December 2, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERIAL PETROLEUM INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	Not Required
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

331 KIFISSIAS AVENUE

ERITHREA 14561

ATHENS, GREECE

011 30 210 625 0001

(Address and telephone number of Registrant’s principal executive offices)

PUGLISI & ASSOCIATES

850 LIBRARY AVENUE, SUITE 204

NEWARK, DELAWARE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 459-7257

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale by us of up to $500,000,000 of our debt securities, warrants, rights, purchase contracts, common stock, preferred stock, units, and/or depositary shares; and

•

a sales agreement prospectus that covers the offer and sale by us of shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under a sales agreement with Maxim Group LLC and Virtu Americas LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The up to $50,000,000 of common stock that may be offered, issued and sold from time to time under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Maxim Group LLC and Virtu Americas LLC, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $500,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2022

PROSPECTUS

$500,000,000

IMPERIAL PETROLEUM INC.

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

COMMON STOCK

PREFERRED STOCK

UNITS

DEPOSITARY SHARES

We may offer debt securities, warrants, rights, purchase contracts, common stock, preferred stock, units or depositary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $500,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “IMPP” and our 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock is listed on the Nasdaq Capital Market under the symbol “IMPPP.”

Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number at such address is 011 30 210 625 0001.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2022.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions;

•

the impact of the COVID-19 pandemic and efforts throughout the world to contain its spread, including effects on global economic activity, demand for seaborne transportation of oil and oil products and drybulk cargoes, the ability and willingness of charterers to fulfill their obligations to us and prevailing charter rates, availability of shipyards performing scrubber installations, drydocking and repairs, changing vessel crews and availability of financing;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the marine transportation industry;

•	shipping market trends, including charter rates, factors affecting tanker and drybulk vessel supply and demand and world tanker fleet composition and world drybulk fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the COVID-19 pandemic and the ongoing efforts throughout the world to contain it and the conflict in Ukraine and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•	future refined petroleum product and oil prices and production;

•	future supply and demand for oil and refined petroleum products and drybulk cargoes;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 29, 2022, our Report on Form 6-K filed with the SEC on December 2, 2022 and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information—D. Risk Factors” in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside of the United States in Athens, Greece. All of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $500,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Imperial Petroleum Inc. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. When we use the words “the Company,” “we,” “us,” “ours” and “our,” we are referring to Imperial Petroleum Inc. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Imperial Petroleum Inc. was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2021, by StealthGas Inc. (“StealthGas”) to serve as the holding company of four subsidiaries, each owning one of the tanker vessels in our initial fleet, that it subsequently contributed to us in connection with the Spin-Off (as defined below). On December 3, 2021, StealthGas distributed all of our outstanding shares of common stock, par value $0.01 per share (“common stock”), and 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), to its stockholders, which completed our separation from StealthGas (the “Spin-Off”).

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons (“dwt”), expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America.

Overview

We are a provider of international seaborne transportation services to oil producers, refineries and commodities traders and producers, as well as industrial users of drybulk cargoes. As of December 1, 2022, we own and operate a fleet of five medium range (“MR”) refined petroleum product tankers that carry refined petroleum products such as gasoline, diesel, fuel oil and jet fuel, as well as edible oils and chemicals, one aframax tanker and two suezmax tankers that carry crude oil and two handysize drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. The total cargo carrying capacity of our ten-vessel fleet is 736,804 dwt. We are managed by Stealth Maritime, a privately owned company controlled by the Vafias Group, which has been active in shipping for over 50 years and is controlled by the Vafias family, of which Harry Vafias, our Chief Executive Officer, is a member.

Corporate Structure

Imperial Petroleum Inc. is a holding company existing under the laws of the Marshall Islands, and is the sole owner of the outstanding stock of our subsidiaries, each of which owns one of the vessels in our current fleet. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website address is www.imperialpetro.com. The information on or linked to on our website is not a part of this prospectus.

Upon the completion of the Spin-Off on December 3, 2021, we began operating as a separate company from StealthGas, the Nasdaq-listed ship-owning company serving the liquefied petroleum gas (LPG) sector of the international shipping industry, of which we were previously a part.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•

being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

our auditor not being required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report..

We may take advantage of these provisions until the last day of our fiscal year ending December 31, 2026, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our securities less attractive. The result may be a less active trading market for our securities, and the price of our securities may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the last day of the fiscal year ending December 31, 2026; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $500,000,000:

•	debt securities;

•	warrants;

•	rights;

•	purchase contracts;

•	units;

•	depositary shares;

•	common stock; and

•	preferred stock.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IMPP” and our 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock is listed on the Nasdaq Capital Market under the symbol “IMPPP.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document:

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 29, 2022;

•

our Reports on Form 6-K filed with the SEC on  March 8, 2022, May 19, 2022,  May 27, 2022, June 13, 2022,  June 16, 2022, June  24, 2022, September  14, 2022, September 22, 2022, October 14, 2022, October 21, 2022, and December 2, 2022;

•	our Registration Statement on Form 8-A filed with the SEC on November 19, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Quarterly Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Imperial Petroleum Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Attention: Secretary

011 30 210 625 0001

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	the acquisition of vessels;

•	additions to working capital; and

•	the repayment of indebtedness.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and our new vessel acquisitions.

CAPITALIZATION

Our capitalization will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series. The issuance of shares of preferred stock may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of shares of our common stock.

The applicable prospectus supplement will describe the following terms of any series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of the series;

•

the number of shares in the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The description in the applicable prospectus supplement of any preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designation or specimen stock certificate, which will be filed with the SEC if we offer preferred stock. For more information on how you can obtain copies of any statement of designation or specimen stock certificate if we offer preferred stock, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable statement of designation, the applicable specimen stock certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Imperial Petroleum Inc. may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” to be entered into later between us and a trustee and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into later between us and a trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct obligations of Imperial Petroleum Inc. Senior debt securities will rank equally with all of Imperial Petroleum Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Imperial Petroleum Inc.’s present and future senior indebtedness.

Because Imperial Petroleum Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Imperial Petroleum Inc. may be recognized as a creditor of that subsidiary. Accordingly, Imperial Petroleum Inc.’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to Imperial Petroleum Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that Imperial Petroleum Inc. may issue and provide that Imperial Petroleum Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Imperial Petroleum Inc. may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which Imperial Petroleum Inc. will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which Imperial Petroleum Inc. will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•

if Imperial Petroleum Inc. possesses the option to do so, the periods within which and the prices at which Imperial Petroleum Inc. may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

Imperial Petroleum Inc.’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Imperial Petroleum Inc. will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of such debt securities which Imperial Petroleum Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which Imperial Petroleum Inc. will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or Imperial Petroleum Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for Imperial Petroleum Inc.’s common stock, preferred stock or other debt securities;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Imperial Petroleum Inc.’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of Imperial Petroleum Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of Imperial Petroleum Inc. for borrowed money;

•	all obligations guaranteed by Imperial Petroleum Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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all obligations guaranteed by Imperial Petroleum Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of Imperial Petroleum Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of Imperial Petroleum Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of Imperial Petroleum Inc. in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Imperial Petroleum Inc. is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of Imperial Petroleum Inc. (whether or not such obligation is assumed by Imperial Petroleum Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Imperial Petroleum Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•

any indebtedness of Imperial Petroleum Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with Imperial Petroleum Inc. that is a financing vehicle of Imperial Petroleum Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by Imperial Petroleum Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Imperial Petroleum Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, Imperial Petroleum Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, Imperial Petroleum Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Imperial Petroleum Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Imperial Petroleum Inc. for the benefit of creditors; or

•	any other marshaling of Imperial Petroleum Inc.’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Conversion Rights

In the case of debt securities that are convertible into other securities, an accompanying prospectus supplement will set forth the terms on which such securities are convertible into shares of common stock, shares of preferred stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our shares of common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our shares of common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	Imperial Petroleum Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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Imperial Petroleum Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	Imperial Petroleum Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 60 days after it receives notice of such failure;

•

certain defaults with respect to Imperial Petroleum Inc.’s or its subsidiaries’ debt in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against Imperial Petroleum Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

The terms of the Indentures require that Imperial Petroleum Inc. furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Imperial Petroleum Inc. may discharge or defease its obligations under each Indenture as set forth below.

Imperial Petroleum Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Imperial Petroleum Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Imperial Petroleum Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, Imperial Petroleum Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. Imperial Petroleum Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, Imperial Petroleum Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. Imperial Petroleum Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive Imperial Petroleum Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Imperial Petroleum Inc. may designate for such purpose from time to time.

Notwithstanding the foregoing, at Imperial Petroleum Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Imperial Petroleum Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by Imperial Petroleum Inc. for debt securities of a particular series will be named in the applicable prospectus supplement. Imperial Petroleum Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Imperial Petroleum Inc. will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by Imperial Petroleum Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Imperial Petroleum Inc. upon request, and the holder of such debt security thereafter may look only to Imperial Petroleum Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies Imperial Petroleum Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Imperial Petroleum Inc. determines, in its sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Imperial Petroleum Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities and/or units or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the Company’s common stock, preferred stock, debt securities and/or units or any combination thereof, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the amount of warrants outstanding;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of any purchase contract if we offer purchase contracts, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable purchase contract and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants, rights, debt securities and depositary shares, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary’s liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”

CONVERTIBLE OR EXCHANGEABLE SECURITIES

We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our amended and restated by-laws, which have been filed as an exhibit hereto. The Marshall Islands Business Corporations Act (the “BCA”), may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. All of our shares of stock are in registered form. As of November 30, 2022, 193,111,176 shares of Common Stock, 795,878 shares of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock and 16,000 shares of Series B Preferred Stock were issued and outstanding, as well as Class A Warrants to purchase up to 43,000 shares of Common Stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 11,802,000 shares of Common Stock at an exercise price of $1.60 per share, Class C Warrants to purchase up to 78,278,862 shares of Common Stock at an exercise price of $0.55 per share, which expire on May 19, 2027 and Class D Warrants to purchase up to 31,150,000 shares of Common Stock at an exercise price of $0.80 per share, which expire on June 15, 2027 and underwriters warrants to purchase up to 552,000 shares of Common Stock at an exercise price of $1.375 per share, 1,724,998 shares of Common Stock at an exercise price of $2.00 per share, and 2,090,909 shares of common stock at an exercise price of $0.6875 per share.

Common Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share, of which there were 4,775,272 shares issued and outstanding as of December 31, 2021 and 193,111,176 shares outstanding as of November 30, 2022. As of November 30, 2022, we also had outstanding Class A Warrants to purchase up to 43,000 shares of common stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 11,802,000 shares of common stock at an exercise price of $1.60 per share, 78,278,862 shares of common stock subject to outstanding Class C Warrants, with an exercise price of $0.55 per share, which expire on May 19, 2027 and 31,150,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $0.80 per share, which expire on June 15, 2027 and underwriters warrants to purchase up to 552,000 shares of common stock at an exercise price of $1.375 per share, 1,724,998 shares of common stock at an exercise price of $2.00 per share and 2,090,909 shares of common stock at an exercise price of $0.6875 per share. All of the 3,900,000 pre-funded warrants issued on March 23, 2022 were exercised, at a price of $0.01 per share, for an aggregate of 3,900,000 shares of common stock.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued common stock when issued will be fully paid for and non-assessable.

Our stockholders have approved the amendment of the Company’s amended and restated articles of incorporation to effect one or more reverse stock splits of the shares of our common stock issued and outstanding at the time of the reverse split at an exchange ratio of between one-for-two and one-for-five hundred, with the Board of Directors to determine, in its sole discretion, whether to implement any reverse stock split, as well as the specific timing and ratio, within such approved range of ratios; provided that any such split is implemented prior to the third anniversary of the Spin-Off.

Dividends. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 8.75% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

Warrants

General. As of November 30, 2022, we had outstanding Class A Warrants to purchase up to 43,000 shares of common stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 11,802,000 shares of common stock at an exercise price of $1.60 per share, 78,278,862 shares of common stock subject to outstanding Class C Warrants, with an exercise price of $0.55 per share, and 31,150,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $0.80 per share, and underwriters warrants to purchase up to 552,000 shares of common Stocks at an exercise price of $1.375 per share, 1,724,998 shares of common stock at an exercise price of $2.00 per share and 2,090,909 shares of common stock at an exercise price of $0.6875 per share. All of the 3,900,000 pre-funded warrants issued on March 23, 2022 were exercised, at a price of $0.01 per share, for an aggregate of 3,900,000 shares of common stock.

The following summary of certain terms and provisions of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Class A Warrant, Class B Warrant, Class C Warrants and Class D Warrants, respectively, which are each filed as an exhibit to this registration statement.

Exercisability. The Class A Warrants are exercisable at any time after their original issuance, of February 2, 2022, up to the date that is five years after their original issuance (February 2, 2027). The Class B Warrants are exercisable at any time after their original issuance, of March 23, 2022, up to the date that is five years after their original issuance (March 23, 2027). The Class C Warrants are exercisable at any time after their original issuance, of May 19, 2022, up to the date that is five years after their original issuance (May 19, 2027). The Class D Warrants are exercisable at any time after their original issuance, of June 15, 2022, up to the date that is five years after their original issuance (June 15, 2027). The Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class A Warrants, Class B Warrants or Class C Warrants, or the resale of the common stock underlying the Class D Warrants, under the Securities Act is not effective or available and, in the case of the Class A Warrants, Class B Warrants and Class C Warrants, an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrant, Class B Warrants, Class C Warrants or Class D Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant, Class B Warrants, Class C Warrants or Class D Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant, Class B Warrant, Class C Warrant or Class D Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A warrants, Class B Warrants, Class C Warrants and Class D Warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class A Warrants is $1.25 per share, upon exercise of the Class B Warrants is $1.60 per share, upon exercise of the Class C Warrants is $0.55 per share and upon exercise of the Class D Warrants is $0.80 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, Class B Warrant, Class C Warrants or Class D Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrant, Class B Warrant, Class C Warrants and Class D Warrants, as applicable, in the event of certain fundamental transactions, the holders of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants, Class B Warrants, Class C Warrants or Class D Warrants, respectively, on the date of consummation of such transaction.

Governing Law. The Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants and related warrant agency agreement are governed by New York law.

Underwriter’s Warrants. The 552,000 February 2022 Representative’s Purchase Warrants, issued to the representative of the underwriters of our February 2022 underwritten public offering, have substantially similar terms as the Class A Warrants other than that they will be exercisable at any time, and from time to time, in whole or in part, during the period commencing July 31, 2022 and expiring January 31, 2027 at an exercise price of $1.375 per share. These warrants are governed by New York law.

The 1,724,998 March 2022 Representative’s Purchase Warrants, issued to the representative of the underwriters of our March 2022 underwritten public offering, have substantially similar terms as the Class B Warrants other than that they will be exercisable at any time, and from time to time, in whole or in part, during the period commencing September 18, 2022 and expiring March 18, 2027 at an exercise price of $2.00 per share. These warrants are governed by New York law.

The 2,090,909 May 2022 Representative’s Purchase Warrants, issued to the representative of the underwriters of our May 2022 underwritten public offering, have substantially similar terms as the Class C Warrants other than that they will be exercisable at any time, and from time to time, in whole or in part, during the period commencing November 12, 2022 and expiring May 16, 2027 at an exercise price of $0.6875 per share. These warrants are governed by New York law.

Preferred Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share, of which 800,000 shares have been designated as Series A Preferred Stock, of which 795,878 shares of Series A Preferred Stock are outstanding as of December 31, 2021 and November 30, 2022, and 16,000 shares have been designated as Series B Preferred Stock, all of which were outstanding as of November 30, 2022. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the relative voting power of the holders of our common stock. See “Description of Series A Preferred Stock” and Description of Series B Preferred Stock” below.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for Imperial Petroleum common stock and Series A Preferred Stock.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IMPP.” Our Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “IMPPP.”

Description of Series A Preferred Stock

The following description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to the Statement of Designations designating the Series A Preferred Stock (the “Statement of Designations”) and setting forth the rights, preferences and limitations of the Series A Preferred Stock. A copy of the Statement of Designations, is filed as an exhibit to the registration statement of which prospectus forms a part, and may be obtained from us as described under “Where You Can Find Additional Information.” References to “Imperial Petroleum Inc.,” “we,” “our” and “us” refer specifically to Imperial Petroleum Inc.

General

As of December 31, 2021 and November 30, 2022, there are 800,000 Series A Preferred Stock authorized, and 795,878 Series A Preferred Stock issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Stock, authorize and issue additional Series A Preferred Stock as well as Parity Securities and Junior Securities and, subject to the further limitations described under “—Voting Rights”, Senior Securities.

The holders of our common stock are entitled to receive dividends out of assets legally available for that purpose at times and in amounts as our board of directors may from time to time determine. Upon the occurrence of a liquidation, dissolution or winding up the holders of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and payment to the holders of shares of any class or series of capital stock (including the Series A Preferred Stock) having preferential rights to receive distributions of our assets.

The Series A Preferred Stock entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. Each share of Series A Preferred Stock have a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please read “—Liquidation Rights.”

The Series A Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the Series A Preferred Stock are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series A Preferred Stock will be entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. Please read “—Book-Entry System.”

The Series A Preferred Stock are not convertible into common stock or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Stock will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Stock will be subject to redemption, in whole or from time to time in part, at our option commencing on September 30, 2022. Please read “—Redemption.”

Ranking

The Series A Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

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senior to all classes of our common stock, and to each other class or series of stock established after the initial issue date of the Series A Preferred Stock by our board of directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Junior Securities”);

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on a parity with any class or series of stock established after the initial issue date of the Series A Preferred Stock by our board of directors, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Parity Securities”); and

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junior to (i) all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and (ii) each class or series of capital stock expressly made senior to the Series A Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such shares described in this clause (ii), the “Senior Securities”).

Under the Statement of Designations, we may issue Junior Securities and, so long as cumulative dividends on the Series A Preferred Stock are not in arrears, Parity Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional Senior Securities is limited as described under “—Voting Rights.”

Liquidation Preference

The holders of issued and outstanding Series A Preferred Stock will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to (but not including) the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the issued and outstanding Series A Preferred Stock and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Stock and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding shares of Series A Preferred Stock and Parity Securities, our remaining assets and funds will be distributed among the holders of the common stock and any other Junior Securities then issued and outstanding according to their respective rights.

Voting Rights

The Series A Preferred Stock have no voting rights except as provided by Marshall Islands law and as follows. In the event that six quarterly dividends, whether consecutive or not, payable on Series A Preferred Stock are in arrears, the holders of Series A Preferred Stock will have the right, voting separately as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series A Preferred Stock voted as a class for the election of such director). The right of such holders of Series A Preferred Stock to elect one member of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series A Preferred Stock have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series A Preferred Stock and any other Parity Securities to vote as a class for a director, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series A Preferred Stock and any other Parity Securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock, voting as a single class, we may not (i) adopt any amendment to our articles of incorporation or Statement of Designations, that adversely alters the preferences, powers or rights of the Series A Preferred Stock, (ii) issue any Parity Securities if the cumulative dividends payable on outstanding Series A Preferred Stock are in arrears, or (iii) create or issue any Senior Securities.

On any matter described above on which the holders of the Series A Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share. The Series A Preferred Stock held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Dividends

General

Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends from December 3, 2021.

Dividend Rate

Dividends on Series A Preferred Stock will be cumulative, commencing December 3, 2021 and payable on each Dividend Payment Date, commencing December 30, 2021, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series A Preferred Stock will accrue at a rate of 8.75% per annum per $25.00 stated liquidation preference per Series A Preferred Stock. The dividend rate is not subject to adjustment.

Dividend Payment Date

The “Dividend Payment Dates” for the Series A Preferred Stock will be each March 30, June 30, September 30 and December 30, commencing December 30, 2021. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding, the applicable Dividend Payment Date for such dividend period. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months.

“Business Day” means a day on which the Nasdaq Stock Market is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Dividends

Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preferred Stock that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (the “Record Date”), will be three Business Days immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with our Bylaws then in effect and the Statement of Designations.

So long as the Series A Preferred Stock are held of record by the Securities Depository or its nominee, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Stock in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series A Preferred Stock and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series A Preferred Stock on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Preferred Stock and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preferred Stock and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Stock and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Stock.

Redemption

The Series A Preferred Stock represent perpetual equity interests in us. We will have no obligation to redeem or repurchase any Series A Preferred Stock at any time.

Optional Redemption

We may redeem, at our option, in whole or from time to time in part, the Series A Preferred Stock (i) on or after June 30, 2022 and prior to June 30, 2023, at a price equal to $26.00 per Series A Preferred Stock, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a price equal to $25.75 per Series A Preferred Stock, (iii) on or after June 30, 2024 and prior to June 30, 2025, at a price equal to $25.50 per Series A Preferred Stock, (iv) on or after June 30, 2025 and prior to June 30, 2026, at a price equal to $25.25 per Series A Preferred Stock, and (v) on or after June 30, 2026, at a price equal to $25.00 per Series A Preferred Stock, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to (but not including) the date of redemption, whether or not declared. Any such optional redemption may be effected only out of funds legally available for such purpose.

Redemption Upon a Change of Control

In connection with a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, no later than 90 days after the first date on which such Change of Control occurs, at a redemption price of (1) if the “Change of Control” occurs prior to December 31, 2023, $26.50 per share and (2) if the “Change of Control” occurs on or after December 31, 2023 at the same redemption prices as apply to an optional redemption as set forth above under “Optional Redemption”, plus, in the case of either (1) or (2), an amount equal to all accumulated and unpaid dividends thereon to (but not including) the date of redemption, whether or not declared. Any such redemption may be effected only out of funds legally available for such purpose.

A “Change of Control” means the following events have occurred and are continuing:

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the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person or group to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of directors (except that such person or group will be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, “Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq.

Redemption Procedure

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all issued and outstanding Series A Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series A Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed pro rata or by lot as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series A Preferred Stock are held of record by the Securities Depository or its nominee, we will give notice, or cause notice to be given, to the Securities Depository of the number of shares of Series A Preferred Stock to be redeemed and the Securities Depository will determine the number of shares of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account.

So long as the Series A Preferred Stock are held of record by the Securities Depository or its nominee, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Stock as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our stockholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends to (but not including) the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Stock, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request after which repayment the holders of the Series A Preferred Stock entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series A Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Stock called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series A Preferred Stock, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation or any present plan or intention, to purchase any Series A Preferred Stock. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred stock, undesignated as to series.

Notwithstanding the foregoing, in the event that full cumulative dividends on the Series A Preferred Stock and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock and any Parity Securities. Common stock and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series A Preferred Stock and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series A Preferred Stock do not have the benefit of any sinking fund.

Description of Series B Preferred Stock

The following description of the Series B Preferred Stock is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation filed herewith as Exhibit 3.4.

On October 21, 2022, we issued 16,000 shares of our newly-designated Series B Preferred Stock, par value $0.01 per share. As of November 30, 2022, there are 16,000 shares of Series B Preferred Stock authorized, and 16,000 shares of Series B Preferred Stock issued and outstanding.

Voting. To the fullest extent permitted by law, each share of Series B preferred stock entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred stock may exercise voting rights pursuant to Series B preferred stock that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred stock, common stock or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holder of Series B preferred stock shall have no special voting or consent rights and shall vote together as one class with the holders of the common stock on all matters put before the shareholders.

Conversion. The Series B preferred stock is not convertible into shares of common stock or any other security.

Redemption. The Series B preferred stock is not redeemable.

Dividends. The Series B preferred stock has no dividend rights.

Transferability. All issued and outstanding Series B preferred stock must be held of record by one holder, and the Series B preferred stock shall not be transferred or sold without the prior approval of our board of directors.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred stock will rank pari-passu with the common stockholders and shall be entitled to receive a payment equal to the par value of $0.01 per share. The Series B preferred stockholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our articles of incorporation and our bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto.

Purpose.

Our purpose is to engage in any lawful act or activity relating to the business of chartering, rechartering or operating tankers, drybulk carriers or other vessels or any other lawful act or activity customarily conducted in conjunction with shipping, and any other lawful act or activity approved by the Board of Directors of the Corporation. Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the Board of Directors. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Directors.

Our directors are elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

The Board of Directors may change the number of directors by a vote of a majority of the entire board. Each director shall be elected to serve until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us.

Dissenters’ Rights of Appraisal and Payment.

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting stockholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of the stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting stockholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation. In the event of any further amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Stockholders’ Derivative Actions.

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents.

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock.

Under the terms of our articles of incorporation, our Board of Directors has authority, without any further vote or action by our stockholders, to issue up to 200,000,000 shares of blank check preferred stock, of which 800,000 have been designated Series A Preferred Stock and of which 795,878 are issued and outstanding as of November 30, 2022 and 16,000 have been designated Series B Preferred Stock and of which 16,000 are issued and outstanding as of November 30, 2022. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors.

Our articles of incorporation provide for a Board of Directors serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Election and Removal of Directors.

Our articles of incorporation and bylaws prohibit cumulative voting in the election of directors. Our bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Calling of Special Meetings of Stockholders.

Our bylaws provide that special meetings of our stockholders may be called only by resolution of our Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting. If, however, the date of our annual meeting is more than 30 days before or 60 days after the first anniversary date of the previous year’s annual meeting, a stockholder’s notice must be received at our principal executive offices by the later of (i) the close of business on the 90th day prior to the annual meeting date or (ii) the close of business on the tenth day following the date on which such annual meeting date is first publicly announced or disclosed by us. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Business Combinations.

Our articles of incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an interested stockholder. Interested stockholders generally include:

•	persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and

•

persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation’s outstanding voting stock at any time within three years before the date on which the person’s status as an interested stockholder is determined.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of the corporation or any direct or indirect majority-owned subsidiary of the company;

•

the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation, determined on a consolidated basis, or the aggregate value of all the outstanding stock of the corporation;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder; and

•	any receipt by the interested stockholder of the benefit (except as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions of our articles of incorporation do not apply to a business combination if:

•	before a person becomes an interested stockholder, the board of directors of the corporation approves the business combination or transaction in which the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than certain excluded shares;

•

following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders, and not by written consent, by the vote of the holders of at least two-thirds of the voting stock of the corporation not owned by the stockholder; or

•	the transaction is with a stockholder that was or became an interested stockholder prior to or at the time the Spin-Off was consummated.

FORM, EXCHANGE AND TRANSFER

We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common stock in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

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The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

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You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Reeder & Simpson P.C. Certain matters of New York law are being passed on by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Imperial Petroleum Inc. as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to Imperial Petroleum Inc.’s annual report on Form 20-F for the year ended December 31, 2021, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated December 2, 2022

PROSPECTUS

Up to $50,000,000 of Common Stock

Imperial Petroleum Inc.

We have entered into an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim”) and Virtu Americas LLC (“Virtu” and, together with Maxim, the “sales agents”), as our sales agents, relating to our common stock, par value $0.01 per share, offered by this prospectus and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agents, offer and sell from time to time our common stock, par value $0.01 per share, having an aggregate offering amount of up to $50,000,000.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The sales agents are not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal sales and trading practices, on mutually agreed terms set forth in the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each sales agent will be entitled to compensation at a commission rate up to 3.0% of the gross proceeds of shares sold through such sales agent under the Distribution Agreement. In connection with the sale of the shares of common stock on our behalf, the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to the sales agents.

Our common stock is listed on Nasdaq Capital Market under the symbol “IMPP.” On December 1, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.35 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-5 of this prospectus and in the documents incorporated by reference in this prospectus concerning factors you should consider before investing in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC	Virtu Financial

The date of this prospectus is                , 2022.

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ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the United States Securities and Exchange Commission (the “Commission”), utilizing a “shelf” registration process.

This document is in two parts. This prospectus, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common stock.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the sales agents have not, authorized anyone to provide you with information that is different. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common stock.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions;

•

the impact of the COVID-19 pandemic and efforts throughout the world to contain its spread, including effects on global economic activity, demand for seaborne transportation of oil and oil products and drybulk cargoes, the ability and willingness of charterers to fulfill their obligations to us and prevailing charter rates, availability of shipyards performing scrubber installations, drydocking and repairs, changing vessel crews and availability of financing;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the marine transportation industry;

•	shipping market trends, including charter rates, factors affecting tanker and drybulk vessel supply and demand and world tanker fleet composition and world drybulk fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the COVID-19 pandemic and the ongoing efforts throughout the world to contain it and the conflict in Ukraine and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•	future refined petroleum product and oil prices and production;

•	future supply and demand for oil and refined petroleum products and drybulk cargoes;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

S-iii

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

Imperial Petroleum Inc. was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2021, by StealthGas Inc. (“StealthGas”) to serve as the holding company of four subsidiaries, each owning one of the tanker vessels in our initial fleet, that it subsequently contributed to us in connection with the Spin-Off (as defined below). On December 3, 2021, StealthGas distributed all of our outstanding shares of common stock, par value $0.01 per share (“common stock”), and 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), to its stockholders, which completed our separation from StealthGas (the “Spin-Off”).

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons (“dwt”), expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America.

Overview

We are a provider of international seaborne transportation services to oil producers, refineries and commodities traders and producers, as well as industrial users of drybulk cargoes. As of December 1, 2022, we own and operate a fleet of five medium range (“MR”) refined petroleum product tankers that carry refined petroleum products such as gasoline, diesel, fuel oil and jet fuel, as well as edible oils and chemicals, one aframax tanker and two suezmax tankers that carry crude oil and two handysize drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. The total cargo carrying capacity of our ten-vessel fleet is 736,804 dwt. We are managed by Stealth Maritime, a privately owned company controlled by the Vafias Group, which has been active in shipping for over 50 years and is controlled by the Vafias family, of which Harry Vafias, our Chief Executive Officer, is a member.

Corporate Structure

Imperial Petroleum Inc. is a holding company existing under the laws of the Marshall Islands, and is the sole owner of the outstanding stock of our subsidiaries, each of which owns one of the vessels in our current fleet. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website address is www.imperialpetro.com. The information on or linked to on our website is not a part of this prospectus.

Upon the completion of the Spin-Off on December 3, 2021, we began operating as a separate company from StealthGas, the Nasdaq-listed ship-owning company serving the liquefied petroleum gas (“LPG”) sector of the international shipping industry, of which we were previously a part.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as stockholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•

being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

our auditor not being required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report.

We may take advantage of these provisions until December 31, 2026, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the last day of the fiscal year ending December 31, 2026; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	Imperial Petroleum Inc., a Marshall Islands corporation.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering(1)	Up to 335,968,319 shares, assuming sales of 142,857,143 shares of our common stock in this offering at an offering price of $0.35 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on December 1, 2022. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or such other national securities exchange on which our common stock is then listed, through our sales agents, Maxim and Virtu. See the section entitled “Plan of Distribution” on page S-15 of this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering for capital expenditures, including acquisitions of additional vessels which we have not yet identified, which may include vessels in seaborne transportation sectors other than the product and crude tanker and drybulk carrier sectors in which we currently operate, and for other general corporate purposes. We may choose to raise less than the maximum $50,000,000 in gross offering See “Use of Proceeds.”

Listing	Our common stock currently trades on the Nasdaq Capital Market under the symbol “IMPP.”

Risk factors	Your investment in our securities will involve risks. You should carefully consider all the information in this prospectus, and incorporated by reference in this prospectus, including the information referred to in the section entitled “Risk Factors” on page S-5 of this prospectus, including information under the heading “Forward-Looking Statements,” before deciding whether to purchase our securities.

(1)	The number of shares of common stock outstanding after this offering is based on 193,111,176 shares of common stock outstanding as of November 30, 2022, and excludes:

•	43,000 shares of common stock subject to outstanding Class A Warrants with an exercise price of $1.25 per share, which expire on February 2, 2027;

•	11,802,000 shares of common stock subject to outstanding Class B Warrants with an exercise price of $1.60 per share, which expire on March 23, 2027;

•	78,278,862 shares of common stock subject to outstanding Class C Warrants with an exercise price of $0.55 per share, which expire on May 19, 2027;

•	31,150,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $0.80 per share, which expire on June 15, 2027;

•

1,724,998 shares of common stock subject to outstanding March 2022 Representative’s Purchase Warrants with an exercise price of $2.00 per share, which become exercisable on September 18, 2022 and expire on March 18, 2027;

•

552,000 shares of common stock subject to outstanding February 2022 Representative’s Purchase Warrants with an exercise price of $1.375 per share, which become exercisable on July 31, 2022 and expire on January 31, 2027;

•

2,090,909 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $0.6875 per share, which become exercisable on November 12, 2022 and expire on May 16, 2027; and

•	shares of our common stock issuable under our 2021 Equity Compensation Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common stock. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report incorporated by reference in this prospectus, and in any other documents we have incorporated by reference in this prospectus, including our Report on Form 6-K filed with the SEC on December 2, 2022, as well as those under the heading “Risk Factors” in the accompanying base prospectus before investing in our common stock. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

We may fail to meet the Nasdaq continuous listing criteria and Nasdaq may delist our common stock from its exchange, which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

We received written notification from Nasdaq, dated June 17, 2022, indicating that because the closing bid price of our common stock for 30 consecutive business days, from May 5, 2022 to June 16, 2022, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Minimum Price Requirement”). Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance is 180 days, or December 14, 2022. In order to regain compliance, our common stock would need to maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days prior to December 14, 2022. In the event we have not regained compliance by that date, we intend to apply for an additional 180-day compliance period with respect to the minimum bid price requirement. To be eligible for the extension, we also intend to provide written notice of our intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary.

However, even if we receive the additional compliance period, we may still be unable to meet the minimum bid price requirement within that additional 180-day period, we may be unable to complete a reverse stock split, if necessary, and we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, in which case our common stock could be delisted. If our common stock were to be delisted, the liquidity of our common stock would be adversely affected, and the market price of our common stock could decrease. In addition, the delisting of our common stock from a national exchange would have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our common stock as a result of that delisting could materially adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

As the trading price of our common stock and the trading price of the securities of companies involved in the shipping industry continue to experience volatility, we cannot guarantee that we will continue to be compliant with the applicable Nasdaq continuous listing requirements. To the extent that we were to fall out of compliance with these Nasdaq requirements in the future, we intend to take any additional steps necessary to regain compliance, including but not limited to, conducting a reverse stock split.

If we are unable to regain compliance, our common stock may be suspended or delisted at the discretion of Nasdaq. If a suspension or delisting of our common stock were to occur, there would be significantly less liquidity in the suspended or delisted common stock. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. There can be no assurance that we will regain compliance with the minimum bid price requirement and, if we regain compliance, there can be no assurance that we will maintain compliance in the future.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our shares of common stock and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common stock to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common stock could decline due to sales, or the announcements of proposed sales, of a large number of shares of common stock in the market, including sales of common stock by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our Restated Articles of Incorporation, as amended, authorizes our Board, to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital.

The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Purchasers of common stock in this offering may experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of options and warrants.

Depending on the public offering price of our stock and the number of shares of our stock that we sell in this offering, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. For a more detailed discussion of the foregoing see the section entitled “Dilution” below.

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the Distribution Agreement. The number of shares that are sold through the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the respective sales agent in any applicable placement notice, and the demand for our shares of common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The shares of common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital funding for payments for vessel, other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets.

CAPITALIZATION

The following table sets forth our consolidated capitalization at September 30, 2022:

•	on an actual basis;

•	on an as adjusted basis to give effect, from October 1, 2022 to December 2, 2022, to:

a)	our issuance of 16,000 Series B Preferred Stock to our Chairman and Chief Executive Officer, with a par value $0.01 per share, on October 21, 2022, in return for cash consideration of $200,000;

b)	our incurrence of approximately $30.5 million of senior secured indebtedness, net of $0.3 million in debt issuance costs, collateralized by two of our vessels;

c)	scheduled debt principal payments amounting to $2.4 million;

d)	our issuance of 2,857,142 shares of common stock under our 2021 Equity Compensation Plan;

•

on an as further adjusted basis, giving effect to the issuance and sale of 142,857,143 shares of common stock at an assumed offering price of $0.35 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 1, 2022, resulting in gross proceeds of $50.0 million, net of estimated underwriting discounts and commissions and expenses of approximately $1.9 million.

Please refer to our Report on Form 6-K furnished to the SEC on December 2, 2022 which includes our financial results for the nine months ended September 30, 2022 and 2021 incorporated by reference herein.

	As of September 30, 2022 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Debt(1):
Current portion of long term debt	6,916,798	$7,779,371	$7,779,371

Total long term debt, net of current portion	35,429,878	62,680,672	62,680,672

Total debt	42,346,676	70,460,043	70,460,043

Equity:
Capital stock(2)(3)	1,902,540	$1,931,111	$3,359,683
Series A preferred stock	7,959	7,959	7,959
Series B preferred stock	—	160	160
Additional paid-in capital	250,657,067	250,828,336	297,499,764
Retained earnings	15,283,410	15,283,410	15,283,410

Total equity	267,850,976	268,050,976	316,150,976

Total capitalization	310,197,652	$338,511,019	$386,611,019

(1)	Debt is secured by mortgages on certain of our vessels and guaranteed by Imperial Petroleum Inc.
(2)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 190,254,034 shares of common stock were issued and outstanding as of September 30, 2022 and 193,111,176 shares of common stock were issued and outstanding as of November 30, 2022, and 200,000,000 shares of preferred stock, of which 800,000 shares have been designated as 8.75% Series A Preferred Stock, and 795,878 shares of which are issued and outstanding as of September 30, 2022 and November 30, 2022 and 16,000 shares have been designated as Series B Preferred Stock, and none of which were issued and outstanding as of September 30, 2022 and 16,000 shares of which are issued and outstanding as of November 30, 2022. In addition, as of September 30, 2022 and November 30, 2022, there were 43,000 shares of common stock subject to outstanding Class A Warrants, with an exercise price of $1.25 per share, which expire on February 2, 2027; 11,802,000 shares of common stock subject to outstanding Class B Warrants, with an exercise price of $1.60 per share, which expire on March 23, 2027; 78,278,862 shares of common stock subject to outstanding Class C Warrants, with an exercise price of $0.55 per share, which expire on May 19, 2027; 31,150,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $0.80 per share, which expire on June 15, 2027; and 552,000 shares of common stock subject to outstanding February 2022 Representative Purchase Warrants, with an exercise price of $1.375 per share, which became exercisable on July 31, 2022 and expire on January 31, 2027, 1,724,998 shares of common stock subject to March 2022 Representative’s Purchase Warrants with an exercise price of $2.00 per share, which became exercisable on September 18, 2022 and expire on March 18, 2027 and 2,090,909 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $0.6875 per share, which became exercisable on November 12, 2022 and expire on May 16, 2027. See “Description of Capital Stock” in the accompanying prospectus.
(3)

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of outstanding Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants and February 2022 Representative’s Purchase Warrants, March 2022 Representative’s Purchase Warrants and May 2022 Representative’s Purchase Warrants

DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our shares in this offering will differ from the net tangible book value per share of common stock after the offering. If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering.

As of September 30, 2022, we had net tangible book value of approximately $267.9 million, or $1.41 per share of our common stock, based upon 190,254,034 shares of our common stock outstanding as of that date, and pro forma for the issuance of 2,857,142 restricted shares of common stock under our 2021 Equity Compensation Plan in November 2022, as of September 30, 2022, our pro forma net tangible book value was approximately $267.9 million, or $1.39 per share of our common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $50.0 million at an assumed offering price of $0.35 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 1, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2022 would have been $316.0 million, or $0.94 per share of common stock. This represents an immediate decrease in the net tangible book value of $0.45 per share to our existing stockholders and an immediate accretion in net tangible book value of $0.59 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$0.35
Pro forma net tangible book value per share as of September 30, 2022	$1.39
Decrease per share attributable to sale of shares of common stock in this offering	$0.45
As adjusted proforma net tangible book value per share after this offering	$0.94
Accretion per share to new investors purchasing shares in this offering	$0.59

The table above assumes for illustrative purposes that an aggregate of 142,857,143 shares of our common stock are sold pursuant to this prospectus at a price of $0.35 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 1, 2022, for aggregate gross proceeds of $50.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price to $0.45 per share, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $1.04 per share and would result in an accretion in net tangible book value per share to new investors in this offering amounting to $0.59 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price to $0.25 per share, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.80 and would decrease the accretion in net tangible book value per share to new investors in this offering to $0.55 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table is based on 190,254,034 shares of common stock outstanding, as of September 30, 2022, and excludes:

•	43,000 shares of common stock subject to outstanding Class A Warrants with an exercise price of $1.25 per share, which expire on February 2, 2027;

•	11,802,000 shares of common stock subject to outstanding Class B Warrants with an exercise price of $1.60 per share, which expire on March 23, 2027;

•	78,278,862 shares of common stock subject to outstanding Class C Warrants with an exercise price of $0.55 per share, which expire on May 19, 2027;

•	31,150,000 shares of common stock subject to outstanding Class D Warrants with an exercise price of $0.80 per share, which expire on June 15, 2027;

•

1,724,998 shares of common stock subject to outstanding March 2022 Representative’s Purchase Warrants with an exercise price of $2.00 per share, which become exercisable on September 18, 2022 and expire on March 18, 2027;

•

552,000 shares of common stock subject to outstanding February 2022 Representative’s Purchase Warrants with an exercise price of $1.375 per share, which become exercisable on July 31, 2022 and expire on January 31, 2027;

•

2,090,909 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $0.6875 per share, which become exercisable on November 12, 2022 and expire on May 16, 2027; and

•	shares of our common stock issuable under our 2021 Equity Compensation Plan.

It also assumes no exercise of outstanding Class A Warrants, Class B Warrants, Class C Warrants, or Class D Warrants and Representative’s Warrants. To the extent outstanding warrants are exercised, there will be dilution to new investors. To the extent we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 8.75% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Item 10. Additional Information—Tax Considerations” of our Annual Report incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $50,000,000 of our common stock from time to time solely through Maxim Group LLC and Virtu Americas LLC acting as sales agents. A copy of the Distribution Agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. Our shares of common stock registered under this prospectus are subject to sale under such agreement.

Each time we wish to issue and sell common stock under the Distribution Agreement, we will notify one of the sales agents, at our discretion, of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed a sales agent, unless the sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the Distribution Agreement to sell our common stock are subject to a number of conditions that we must satisfy.

Upon our delivery of a placement notice to a sales agent and subject to the terms and conditions of the Distribution Agreement, the applicable sales agent may sell our shares of common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and the sales agents agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may instruct the sales agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend or terminate the Distribution Agreement and the offering of our common stock upon notice and subject to other conditions.

Under the terms of the Distribution Agreement, in no event will we issue or sell through the sales agents such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the registration statement of which this prospectus forms a part, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which we have filed a prospectus supplement to the registration statement.

Each sales agent will receive from us a commission equal to up to 3.0% of the aggregate sales price per share for any shares sold through it under the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon.

The sales agents will act as sales agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common stock on our behalf, the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. The sales agents may terminate the Distribution Agreement at any time upon written notice.

The sales agents and their respective affiliates have and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Maxim acted as the sole underwriter in connection with our public offerings that we consummated in February 2022, March 2022 and May 2022, and as warrant solicitation agent in connection with a warrant inducement transaction for which it received compensation.

This prospectus and the accompanying base prospectus in electronic format may be made available on a web site maintained by the sales agents and the sales agents may distribute this prospectus and the accompanying base prospectus electronically.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus, all of which will be paid by us.

SEC registration fee	$5,100
Nasdaq listing fee	25,000
FINRA filing fee	6,500
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Printing and engraving costs	15,000
Transfer agent fees	5,000
Miscellaneous	198,400

Total	$400,000

LEGAL MATTERS

The validity of the common stock offered hereby and other matters relating to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain matters of New York law are being passed on by Goodwin Procter LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is representing the sales agents in this offering.

EXPERTS

The consolidated financial statements of Imperial Petroleum Inc. as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to Imperial Petroleum Inc.’s annual report on Form 20-F for the year ended December 31, 2021, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside of the United States in Athens, Greece. All of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document:

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 29, 2022;

•

our Reports on Form 6-K filed with the SEC on March 8, 2022, May 19, 2022, May  27, 2022, June 13, 2022, June  16, 2022, June 24, 2022, September 14, 2022, September 22, 2022, October 14, 2022, October  21, 2022, and December 2, 2022;

•	our Registration Statement on Form 8-A filed with the SEC on November 19, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Quarterly Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Imperial Petroleum Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Attention: Secretary

011 30 210 625 0001

$50,000,000

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Marshall Islands corporation. Section 60 of the BCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regard, the Registrant’s Bylaws provide that such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate, and the board of directors may authorize the Registrant’s legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. The Registrant’s Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the Registrant, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of Registrant.

The Registrant’s Articles of Incorporation provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper benefit.

ITEM 9. EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

1.2	Equity Distribution Agreement (filed herewith).

3.1	Restated Articles of Incorporation of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022).

3.2	Amended and Restated Bylaws of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022).

3.3	Statement of Designation of 8.75% Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022).

3.4	Statement of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on October 21, 2022).

4.1	Form of senior indenture, with respect to the senior debt securities of Imperial Petroleum Inc. (filed herewith).

4.2	Form of subordinated indenture, with respect to the subordinated debt securities of Imperial Petroleum Inc. (filed herewith).

4.3	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-260829) filed with the SEC on November 12, 2021).

4.5	Form of warrant agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.6	Form of rights agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.7	Form of Deposit Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

Exhibit No.	Description

4.8	Form of senior debt security of Imperial Petroleum Inc. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.9	Form of subordinated debt security of Imperial Petroleum Inc. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.10	Specimen preferred stock certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.11	Certificate of Designations (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.12	Form of warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.13	Form of rights certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.14	Form of Depositary Receipt (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.15	Form of Purchase Contract (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.16	Form of Unit Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference)

4.17	Form of Unit Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference)

5.1	Opinion of Reeder & Simpson P.C. (Marshall Islands counsel to the Company) (filed herewith).

5.2	Opinion of Reeder & Simpson P.C. (Marshall Islands counsel to the Company) relating to the ATM prospectus (filed herewith).

5.3	Opinion of Goodwin Procter LLP (United States counsel to the Company) (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Reeder & Simpson P.C. (included in Exhibits 5.1 and 5.2).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.3).

24.1	Power of Attorney (on signature page).

25.1	Form T-1 Statement of Eligibility for Senior Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

25.2	Form T-1 Statements of Eligibility for Subordinated Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

107	Filing Fee Table (filed herewith).

ITEM 10. UNDERTAKINGS

Imperial Petroleum Inc. hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 8 of this registration statement, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on December 2, 2022.

IMPERIAL PETROLEUM INC.

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Harry N. Vafias and Ifigeneia Sakellari his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 2, 2022.

Signature	Title

/s/ Harry N. Vafias Harry N. Vafias	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John Kostoyannis John Kostoyannis	Director

/s/ George Xiradakis George Xiradakis	Director

/s/ Ifigeneia Sakellari Ifigeneia Sakellari	Chief Financial Officer (Principal Financial and Accounting Officer)

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on December 2, 2022.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director